UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2013

EASTERN AMERICAN NATURAL GAS TRUST

(Exact name of Registrant as specified in its charter)

Delaware	1-1174 8	36-7034603
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee

Global Corporate Trust

919 Congress Avenue

Austin, Texas   78701

(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (800) 852-1422

Not applicable

(Former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Information.

On February 6, 2013 The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) of Eastern American Natural Gas Trust (the “Trust”), received the December 31, 2012 summary reserve report (the “Report”) prepared for the Trust by the Trust’s independent reserve engineers, Ryder Scott Company (“Ryder Scott”).

As shown in the Report, Ryder Scott estimated the discounted future net revenues attributable to the term net profits interest held by the Trust, discounted at 10% annually and using prices under the gas purchase contract as described in the Report during the 12-month period prior to December 31, 2012 in accordance with SEC regulations, at approximately $796,000.  The price used was $3.609 per thousand cubic feet of natural gas.

As described in the Report, the estimate relates solely to the term net profits interest held by the Trust, and does not include the perpetual net profits interest which the Trust was required to sell and did sell on January 10, 2013, with an effective date of October 1, 2012.  Also as described in the Report, the estimate is limited to the estimated net profits through May 15, 2013, when the term net profits interest will automatically revert back to Energy Corporation of America.

A copy of the Report, dated January 11, 2013, is filed as exhibit 99.1 to this Form 8-K.

ITEM 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                        Summary Reserve Report of Ryder Scott Company dated January 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eastern American Natural Gas Trust

By: The Bank of New York Mellon Trust Company, N.A.,
as Trustee

	By:	/s/ Sarah Newell
	Name:	Sarah Newell
	Title:	Vice President

Date: February 7, 2013

Exhibit Index

Exhibit Number	Description

99.1	Summary Reserve Report of Ryder Scott Company dated January 11, 2013.